Exhibit 2.2

FIRST AMENDMENT TO PURCHASE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”), dated as of December 5, 2025, is made and entered into by and among National Mentor Holdings, Inc., a Delaware corporation (“Buyer”), Res-Care, Inc., a Kentucky corporation (“Res-Care”), the other entities identified herein as “Sellers” set forth on Exhibit H of the Purchase Agreement, and BrightSpring Health Services, Inc., a Delaware corporation (“Seller Guarantor”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

WHEREAS, Buyer, Res-Care, Seller Guarantor, and the Sellers entered into that certain Purchase Agreement dated as of January 17, 2025 (the “Purchase Agreement”).

WHEREAS, the Parties desire to amend the Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.
Amendments. The Purchase Agreement is hereby amended as follows:
(i)
Section 6.1(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b) by Buyer or Res-Care, if Closing has not occurred on or before March 31, 2026 (the “Final Date”);”

(ii)
Article V of the Purchase Agreement is hereby amended by adding a new Section

5.30 (after the existing Section 5.29) that reads as follows:

“Section 5.30. Further Negotiations. From and after December 5, 2025, the Parties agree to cooperate, in good faith and using commercially reasonable efforts, to negotiate on mutually acceptable terms for amendments to this Agreement to the extent necessary to allow and account for the Regulatory Arrangements.”

(iii)
Section 1.1 of the Disclosure Schedule referred to in and delivered pursuant to the Purchase Agreement (the “Schedules”) is hereby amended by adding the definition set forth in Section A of Annex 1 attached hereto in applicable alphabetical order therein.
(iv)
Section 7.1(h) of the Schedules is hereby amended by amending and restated item

6. on such schedule to read as set forth in Clause (B) to Annex 1 attached hereto.

2.
Effective Date. The terms of this Amendment, including the modifications to the Purchase Agreement described herein, are effective as of the date of this Amendment and will not be deemed to apply on a retroactive basis.

3.
Miscellaneous. Article IX of the Purchase Agreement is hereby incorporated by reference, mutatis mutandis.

4.
No Further Amendment. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Purchase Agreement, all of which remain unchanged and continue in full force and effect. After the date hereof, any reference to the Purchase Agreement (including within the Purchase Agreement) shall mean the Purchase Agreement as amended hereby and any reference to the Disclosure Schedule (or the Schedules) (including within the Schedules) shall mean the Schedules as amended hereby.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has duly executed this Agreement or caused this Agreement to be duly executed on its behalf as of the day and year first above written.

BUYER:

NATIONAL MENTOR HOLDINGS, INC.

By: /s/ Philip Kaufman

Name: Philip Kaufman

Title: Authorized Officer

Signature Page to Amendment to Purchase Agreement

SELLER GUARANTOR:

BrightSpring Health Services, Inc., solely for purposes of Section 5.24:

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

SELLERS (OTHER THAN RES-CARE):

CNC/Access, Inc.

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

Community Alternatives Illinois, Inc.

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

Res-Care Florida, Inc.

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

Res-Care Kansas, Inc.

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

Res-Care Oklahoma, Inc.

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

RES-CARE:

Res-Care, Inc.

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

Res-Care Premier, Inc.

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

ResCare Residential Services, Inc.

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

Res-Care Washington, Inc.

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

ResCare Residential Services Central, LLC

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

SpringHealth Integrated Care, Inc.

By: /s/ Jennifer A. Phipps

Name: Jennifer A. Phipps

Title: Authorized Representative

Signature Page to Amendment to Purchase Agreement

ANNEX 1

(A)
“Regulatory Arrangements” means the separation of the California components of the Transactions as needed to meet the requirements of the California Office of Health Care Affordability so that the Transactions may proceed to Closing in compliance with such requirements.
(B)
“6. California ((i) the expiration of the relevant waiting period for the Cost and Market Impact Review being undertaken by the California Office of Health Care Affordability or (ii) the California Office of Health Care Affordability allowing the separation of the California components of the Transactions through entering into an asset preservation and hold separate arrangement so that the Transactions may proceed to Closing before the expiration of the relevant waiting periods for such Cost and Market Impact Review).”